EXHIBIT 99.3

Consolidated Financial Statements
Years Ended August 31, 2016, 2015, and 2014

The report accompanying these financial statements was issued by BDO USA, LLP, a Delaware limited liability partnership and the U.S. member of BDO International Limited, a UK company limited by guarantee.

MBS Textbook Exchange, Inc.

Consolidated Financial Statements
Years Ended August 31, 2016, 2015, and 2014

MBS Textbook Exchange, Inc.
Contents

Independent Auditor’s Report	3-4

Financial Statements

Consolidated Balance Sheets as of August 31, 2016 and 2015	5-6

Consolidated Statements of Income for the Years Ended
August 31, 2016, 2015, and 2014	7

Consolidated Statements of Stockholders’ Equity for the Years Ended
August 31, 2016, 2015, and 2014	8

Consolidated Statements of Cash Flows for the Years Ended
August 31, 2016, 2015, and 2014	9

Notes to Consolidated Financial Statements	10-16

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www.bdo.com

Independent Auditor’s Report

To the Board of Directors MBS Textbook Exchange, Inc.
(an S Corporation)
Columbia, Missouri

We have audited the accompanying consolidated financial statements of MBS Textbook Exchange, Inc. (an “S Corporation”), which comprise the consolidated balance sheets as of August 31, 2016 and 2015, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended August 31, 2016, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MBS Textbook Exchange, Inc. as of August 31, 2016 and 2015, and the results of its operations and its cash flows for the three years in the period ended August 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Chicago, Illinois November 29, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.
BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

MBS Textbook Exchange, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)

August 31,	2016	2015
Assets

Current
Cash	$1,314	$1,506
Accounts receivable (less allowances of $61,997 in 2016 and $54,472 in 2015):
Trade	68,268	56,431
Affiliates (Note 10)	51,302	54,861
Inventory	110,684	113,242
Prepaid expenses and other current assets	1,348	3,148
Total Current Assets	232,916	229,188
Property and Equipment, at cost (Note 2)	64,103	63,522
Less accumulated depreciation and amortization	(53,217)	(51,097)
Net Property and Equipment	10,886	12,425
Other
Other long-term assets (Notes 1 and 5)	5,055	5,163
Total Other Assets	5,055	5,163
	$248,857	$246,776

MBS Textbook Exchange, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)

August 31,	2016	2015
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$56,563	$56,700
Accrued expenses and other liabilities (Note 3)	10,832	13,227
Line of credit (Note 4)	44,400	14,200
Distributions payable (Notes 6 and 12)	35,800	61,400
Total Current Liabilities	147,595	145,527
Deferred Compensation (Note 5)	5,785	5,840
Other Long-Term Liabilities (Note 7)	6,939	6,468
Total Liabilities	160,319	157,835
Commitments and Contingencies (Notes 5, 7, 9, and 13)
Stockholders’ Equity
Common stock and additional paid-in capital, $.01 par value – shares
authorized, 3,000; shares issued and outstanding, 73.5	1,005	1,005
Retained earnings	87,533	87,936
Total Stockholders’ Equity	88,538	88,941
	$248,857	$246,776

See accompanying notes to consolidated financial statements.

MBS Textbook Exchange, Inc.
Consolidated Statements of Income
(Dollars in Thousands)

Year ended August 31,	2016	2015	2014
Net Sales
Trade	$422,510	$436,613	$466,311
Affiliates (Note 10)	79,335	113,579	92,945
Total Net Sales (Note 11)	501,845	550,192	559,256
Cost of Goods Sold	363,083	376,281	390,631
Gross Profit	138,762	173,911	168,625
Selling, General, and Administrative Expenses	91,456	100,738	103,724
Operating Income	47,306	73,173	64,901
Other Income (Expense)
Interest expense	(844)	(612)	(165)
Other income, net	10,435	11,743	10,593
	9,591	11,131	10,428
Net Income	$56,897	$84,304	$75,329

See accompanying notes to consolidated financial statements.

MBS Textbook Exchange, Inc.
Consolidated Statements of Stockholders' Equity
(Dollars in Thousands)

	Common Stock and Additional Paid-in Capital
	Number of Shares	Amount	Retained Earnings	Total Stockholders' Equity
Balance, at August 31, 2013	73.5	$1,540	$117,603	$119,143
Net income	-	-	75,329	75,329
Other	-	(535)	-	(535)
Distributions declared and paid	-	-	(22,700)	(22,700)
Distributions payable	-	-	(82,200)	(82,200)
Balance, at August 31, 2014	73.5	1,005	88,032	89,037
Net income	-	-	84,304	84,304
Distributions declared and paid	-	-	(23,000)	(23,000)
Distributions payable	-	-	(61,400)	(61,400)
Balance, at August 31, 2015	73.5	1,005	87,936	88,941
Net income	-	-	56,897	56,897
Distributions declared and paid	-	-	(21,500)	(21,500)
Distributions payable	-	-	(35,800)	(35,800)
Balance, at August 31, 2016	73.5	$1,005	$87,533	$88,538

See accompanying notes to consolidated financial statements.

MBS Textbook Exchange, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

Year ended August 31,	2016	2015	2014
Operating Activities
Net Income	$56,897	$84,304	$75,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,822	3,313	3,651
Provision for (recovery of) accounts receivable returns and allowances	7,525	(37,606)	1,999
(Recovery of) provision for inventory returns and allowances	(3,148)	19,249	886
(Gain) loss on disposal of property and equipment	(97)	93	(65)
Write-off of intangible assets	-	3,331	-
Deferred compensation	(55)	395	408
Changes in assets and liabilities:
Accounts receivable	(15,803)	14,851	3,914
Inventory	5,706	39,969	(30,268)
Prepaid expenses and other current assets	1,800	1,196	(3,547)
Other long-term assets (excluding amortization)	(58)	(65)	(31)
Accounts payable, accrued expenses and other liabilities	(2,532)	(46,204)	39,425
Other long-term liabilities	471	(540)	251
Net cash provided by operating activities	53,528	82,286	91,952
Investing Activities Purchase of property and equipment	(1,760)	(3,312)	(3,750)
Proceeds from sale of property and equipment	740	703	948
Net cash used in investing activities	(1,020)	(2,609)	(2,802)
Financing Activities Net advances under lines of credit agreements	30,200	14,200	-
Distributions paid	(82,900)	(105,200)	(105,000)
Redemption of stock	-	-	(535)
Net cash used in financing activities	(52,700)	(91,000)	(105,535)
Net Decrease in Cash	(192)	(11,323)	(16,385)
Cash, at beginning of year	1,506	12,829	29,214
Cash, at end of year	$1,314	$1,506	$12,829

See accompanying notes to consolidated financial statements.

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

1.Description of Business and Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of MBS Textbook Exchange, Inc., its subsidiaries and/or affiliates, MBS Direct, LLC, MBS Realty Partner, L.P., MBS Internet, LLC, TXTB.com, LLC, TextbookCenter, LLC, MBS Service Company, Inc., and MBS Automation Corp. (the “Company” or “MBS”). All intercompany accounts and transactions have been eliminated.

Description of Business

The Company is located in Columbia, Missouri and is a leading seller of new and used college textbooks. The Company is also a retailer of electronic books and computer hardware and software designed for use in the textbook industry.

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10-15, “Consolidation of Variable Interest Entities.” MBS Realty Partner L.P. (“Realty”) is an entity under common ownership which leases the office and warehouse space solely to the Company. Realty’s operations are funded by the Company. The Company has evaluated its relationship with Realty and determined the Company is the primary beneficiary of Realty, a variable interest entity. The accounts of Realty are included in the consolidated financial statements of the Company for all years presented.

MBS Service Company, Inc. (“Service”) was an entity under common ownership, as well as through a related party, that hires sales representatives for the Company, as well as provides computer system related sales and services that benefit future supply of product to the Company. Service’s operations were funded by the Company. The Company had evaluated its relationship with Service and determined the Company was the primary beneficiary of Service, a variable interest entity. On August 31, 2014, the Company acquired all the stock of Service for $535,000. The accounts of Service are included in the consolidated financial statements of the Company for all years presented.

Accounts Receivable

An allowance for doubtful accounts is maintained at a level management believes is sufficient to cover potential losses based on historical trends and known current factors impacting the Company’s customers. All accounts are reviewed on an ongoing basis to determine collectability.

Revenue Recognition

Revenue is recognized in accordance with the provisions of Staff Accounting Bulletin—Topic 13, “Revenue Recognition.” Revenue is recorded once there is persuasive evidence of an arrangement, services have been rendered, the amount of revenue has become fixed or determinable and collectability is reasonably assured. Revenue from the sale of traditional textbooks is recognized at the time of shipment. Revenue from the sale of digital textbooks, for which the Company acts as an intermediary or agent, is recognized at the time the transaction is completed by the buyer online as the earnings process is culminated. The Company estimates, based on historical experience, a provision for sales returns where the right of return exists. Additional revenue is recognized for shipping charges billed to customers. The expenses related to these revenues are included in cost of goods sold.

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which established a comprehensive revenue recognition standard for virtually all industries under generally accepted accounting principles (“U.S. GAAP”), including those that previously followed industry-specific guidance such as real estate, construction, and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The statement is effective for public business entities for annual periods beginning after December 15, 2017 and private entities for annual periods beginning after December 15, 2018. The Company is in the process of evaluating the potential impact of ASU 2014- 09 on the consolidated financial statements and has not yet determined the method by which the standard will be adopted.

Cost of Sales

The primary components of cost of sales include the cost of the product and inbound and outbound freight charges.  Certain overhead costs related to purchasing, receiving, inspections, warehousing, internal inventory transfers and other costs of our distribution network are included in selling, general and administrative expenses along with other operating costs.

As a result of different practices of categorizing costs associated with distribution networks throughout our industry, our gross margins may not necessarily be comparable to other distribution companies.

Inventory

Inventory consists of finished goods, primarily new and used college textbooks. Inventory is stated at the lower of cost or market under the first-in, first-out (“FIFO”) method.

Depreciation and Amortization

Depreciation of property and equipment is provided for over the estimated useful lives of the respective assets, ranging from three to 39 years, using the straight-line method. Leasehold improvements are amortized over the lesser of the lease periods or their useful lives using the straight-line method.

Income Taxes

The Company is considered a pass-through entity under the Internal Revenue Code (“IRC”). Instead of paying corporate income taxes, the stockholders of pass-through entities are taxed individually on their proportionate share of the Company’s taxable income. State income taxes incurred in states that do not recognize pass-through entities are not significant and are included in selling, general, and administrative expenses.

ASC 740-10-25 requires that realization of an uncertain income tax position must be “more likely than not” (i.e. greater than 50% likelihood of receiving benefit) before it can be recognized in the financial statements. Further, ASC 740-10-25 prescribes the benefit to be recorded in the financial statements as the amount most likely to be realized assuming a review by the tax authorities having all relevant information and applying current conventions. ASC 740-10-25 also clarifies the financial statement classification of tax related penalties and interest and sets forth new disclosures regarding unrecognized tax benefits. There are no such uncertain income tax positions held by the Company which are required to be recorded or disclosed. Tax years ended August 31, 2013 through August 31, 2016 remain open to examination by taxing authorities.

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

Fair Value Measurements

Fair value measurements are determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs. The Company utilizes a fair value hierarchy based upon the observability of inputs used in valuation techniques as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Fair Value of Financial Instruments

The carrying values of financial instruments such as accounts receivable, accounts payable, accrued expenses, and line of credit obligation are reasonable estimates of their fair value because of the short maturity of these items.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company evaluated subsequent events through the date the accompanying consolidated financial statements were issued which was November 29, 2016. No material subsequent events have occurred through November 29, 2016 that required recognition or disclosure in the consolidated financial statements.

2.	Property and Equipment

The following is a summary of property and equipment at cost:

August 31,	2016	2015
	(dollars in thousands)
Land	$1,622	$1,622
Building	11,453	11,453
Leasehold improvements	1,005	1,005
Machinery and equipment	26,388	26,174
Vehicles	2,316	2,386
Furniture and fixtures	2,224	2,224
Computer equipment	19,068	18,658
Assets not placed into service	27	-
	$64,103	$63,522

Depreciation expense for the years ended August 31, 2016, 2015, and 2014 was $2,656,000, $3,033,000, and $3,145,000, respectively.

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

3. Accrued Expenses and Other Liabilities

The following is a summary of accrued expenses and other liabilities:

August 31,	2016	2015
	(dollars in thousands)
Accrued compensation	$6,404	$7,888
Accrued insurance	685	1,183
Sales & withholding tax payable	2,208	2,268
Other	1,535	1,888
Accrued Expenses and Other Liabilities	$10,832	$13,227

4. Lines of Credit
The Company has two unsecured lines of credit with two commercial banks for a maximum of $120,000,000 with both maturing on January 31, 2017. The total outstanding balance was $44,400,000 and $14,200,000 at August 31, 2016 and 2015, respectively. The average interest rate for outstanding borrowings under the lines of credit at August 31, 2016 and 2015 was 2% and 2.35%, respectively. The Company was in compliance with its debt covenants as of August 31, 2016 and 2015.

5.	Deferred Compensation Plan

The Company has agreements under a non-qualified deferred compensation plan with officer- stockholders and key employees to pay, upon death, disability, retirement, or attaining age 65, a monthly annuity amount based on the employee’s initial contribution plus interest earned which is specified in the funding schedules of the agreements.

The Company has accrued a liability of $5,785,000 and $5,840,000 at August 31, 2016 and 2015, respectively, for the above agreements.

The plan has been partially funded through the purchase of insurance on the lives of the individuals.

The book value of the life insurance policies is $3,471,000 and $3,325,000 at August 31, 2016 and 2015, respectively. This amount is included in other long-term assets.

6.	Stockholders’ Equity

Distributions

The Company has made cash distributions to stockholders for discretionary purposes and in order for the stockholders to pay income taxes related to the Company’s pass-through taxable income. These distributions are paid pro rata to each individual based on stock ownership.

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

7.	Employee Benefit Plans

The Company maintains a Profit Sharing Plan covering all full-time employees of the Company who have one year of service and are 20-1/2 years of age or older. Each year, the Company contributes to the Plan the sum of (a) the amount each participant elects to defer from his compensation (up to a maximum set forth in the Plans) plus (b) a matching contribution (subject to limitations) equal to the percentage of deferred compensation (as defined in the Plan) of all participants plus (c) a discretionary amount determined each year by the Company. Individual accounts are established for each participant.

Participants become 20% vested in their account balance on the completion of two years of service, increasing 20% for each additional year of service until the fifth year of service, at which time a participant becomes fully vested. A participant is 100% vested upon reaching 65, retirement due to disability, or death. The nonvested portion of a terminated participant’s account is forfeited. Benefit distributions under the Plan are in the form of annuities or lump sums.

The Company’s contributions to the Plan of $3,233,000, $3,537,000, and $3,450,000 for the years ended August 31, 2016, 2015, and 2014, respectively, are included in selling, general and administrative expenses.

The Company provides employees a post-retirement medical benefit that covers eligible employees’ medical insurance upon retirement. Upon becoming eligible, the Plan requires participants to enroll in Medicare.

Eligible employees are defined as employees with medical insurance through the Company’s Plan who have reached the age of 55 and have at least 25 years of service as of January 1, 2016. The Company has not prefunded its post-retirement medical benefits.

The Company has recognized a liability of $6,939,000 and $6,468,000 related to this obligation at August 31, 2016 and 2015, respectively, which is included in other long-term liabilities. The Company’s expense related to this obligation of $471,000, $0, and $251,000 for the years ended August 31, 2016, 2015, and 2014, respectively, is included in selling, general, and administrative expenses.

The following is a summary of plan information as estimated by consulting actuaries.

August 31, 2016	Defined- Benefit Healthcare Plan
Projected benefit obligation	$6,939,000

Weighted-average assumptions used to determine benefit obligation at year-end and net periodic benefit costs for the year then ended
Discount rate	2.29%
Current trend rate	6.00%
Ultimate trend rate	2.29%

MBS Textbook Exchange, Inc.
Notes to Consolidated Financial Statements

For the year ended August 31, 2016, the effect of a 1% increase in the trend rate would result in an increase of $1,158,000 on the post-retirement benefit obligation.

Expected Future Benefit Payments

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid in accordance with the Plans:

Defined- Benefit Healthcare Plan
2017	$194,000
2018	208,000
2019	218,000
2020	237,000
2021	264,000
2022-2026	1,610,000
$2,731,000

8.	Advertising Costs

Advertising costs, which are included in selling, general and administrative expenses, are expensed as incurred. Advertising costs were approximately $952,000, $985,000, and $1,072,000 for the years ended August 31, 2016, 2015, and 2014, respectively.

9.	Operating Leases
Rent expense for all operating leases was $795,000, $877,000, and $993,000 for the years ended August 31, 2016, 2015, and 2014, respectively.

At August 31, 2016, future minimum rental payments required under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

Year ending August 31	Amount
2017	$577,000
2018	251,000
2019	69,000
Total	$897,000

10.	Related-Party Transactions
The Company is related through common ownership to Barnes & Noble, Inc. (“Inc.”) and its subsidiary, barnesandnoble.com, LLC (“.com”), an on-line retailer of textbooks. The Company is also related through common ownership to Barnes & Noble College Booksellers, LLC (“College”). College is a subsidiary of Barnes & Noble Education, Inc. College is a major customer and supplier of the Company.

College has entered into an agreement with the Company whereby College will offer all of its textbooks not being used in the following semester’s curriculum to the Company provided that the Company pays prices that are competitive with those offered by other wholesalers. College has also agreed not to compete with the Company in the Company’s wholesale textbook operation.

Sales to College, Inc. and .com during the years ended August 31, 2016, 2015, and 2014, reflected as net sales to an affiliate in the accompanying consolidated statements of earnings, were $79,335,000, $113,579,000, and $92,945,000, respectively, representing 16%, 21% and 17%, respectively, of net sales. Purchases from College, Inc. and .com during the same periods were $17,877,000, $20,926,000, and $27,352,000, respectively.

At August 31, 2016 and 2015, the amount due from affiliates represents accounts receivable from College, Inc. and .com of $86,851,000 and $78,622,000, respectively, less return allowances of $35,549,000 and $23,761,000, respectively.

11. Gross Sales

Gross sales, sales returns and allowances, and net sales of the Company are as follows:

	2016	2015	2014
	(dollars in thousands)
Gross sales	$629,821	$610,060	$677,517
Sales returns and allowances	(127,976)	(59,868)	(118,261)
Net sales	$501,845	$550,192	$559,256

12. Supplemental Cash Flow Information
Payments for interest, net of amounts capitalized, amounted to $809,000, $612,000, and $156,000 in 2016, 2015, and 2014, respectively.

The Company had distributions declared but not paid as of fiscal year end amounting to $35,800,000, $61,400,000, and $82,200,000 in 2016, 2015, and 2014, respectively.

13. Litigation

From time to time the Company is involved in legal proceedings, claims or investigations that are incidental to the conduct of the Company’s business. In future periods, the Company could be subjected to cash cost or non-cash charges to earnings if any of these matters are resolved on unfavorable terms. However, although the ultimate outcome of any legal matter cannot be predicted with certainty, based on present information, including management’s assessment of the merits of any particular claim, the Company does not expect that these legal proceedings or claims will have any material adverse impact on its future consolidated financial position or results of operations. As of August 31, 2016, the Company was not a party to any material legal proceedings.